                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CAMBRIDGE HEART, INC.
               (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                             CAMBRIDGE HEART, INC.
                              One Oak Park Drive
                         Bedford, Massachusetts 01730

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2000

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of Cambridge Heart, Inc., a Delaware corporation (the "Company") will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on May 31, 2000, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

    1. To elect two directors of the Company for terms to expire at the 2003 Annual Meeting of the Stockholders.

    2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000.

    3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 17, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

  If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

  A copy of the Company's Annual Report for the year ended December 31, 1999, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          Eric Dufford, Secretary

Bedford, Massachusetts
April 24, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             CAMBRIDGE HEART, INC.
                              One Oak Park Drive
                         Bedford, Massachusetts 01730

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 31, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held on May 31, 2000, at 10:00 a.m., local time, at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company. Attendance at the Meeting will not in itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On April 17, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 14,541,798 shares of Common Stock, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each matter.

Voting Securities and Votes Required

  The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000. Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 24, 2000. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION:
ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, (i) all information set forth in the table is as of January 31, 2000 and (ii) the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

                                          Number of Shares      Percentage of
                                       Beneficially Owned (1) Class Outstanding
                                       ---------------------- -----------------
The Goldman Sachs Group, Inc..........       1,627,900 (2)          11.2%
Richard J. Cohen, M.D., Ph.D..........       1,282,385 (3)           8.8%
Jeffrey M. Arnold.....................         741,863 (4)           4.9%
Maren D. Anderson.....................               0                 0%
Harris A. Berman, M.D. ...............          20,833 (5)             *
Jeffrey J. Langan.....................               0                 0%
Daniel M. Mulvena ....................               0                 0%
Robert B. Palardy.....................          20,750 (6)             *
Eric Dufford..........................          28,249 (7)             *
Andra Thomas..........................          18,750 (8)             *
All directors and executive officers
 as a group (10 persons)..............       2,112,830 (9)          13.9%

--------
 * Represents less than 1% of the outstanding Common Stock.
(1) The Company believes that each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock. Shares of Common Stock which an individual or entity has a right to acquire within the 60-day period following January 31, 2000 pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.
(2) Consists of shares in which The Goldman Sachs Group, Inc. shares voting and dispositive power, as reported in a Schedule 13G filed with the Securities and Exchange Commission on December 7, 1999. The business address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, NY 10004.
(3) Includes 8,000 shares of Common Stock of the Company issuable to Dr. Cohen within 60 days of January 31, 2000 upon exercise of stock options.
(4) Includes 583,200 shares of Common Stock of the Company issuable to Mr. Arnold within 60 days of January 31, 2000 upon exercise of stock options.
(5) Includes 10,883 shares issuable to Dr. Berman within 60 days of January 31, 2000 upon exercise of stock options.
(6) Includes 18,750 shares issuable to Mr. Palardy within 60 days of January 31, 2000 upon exercise of stock options.
(7) Includes 22,500 shares issuable to Mr. Dufford within 60 days of January 31, 2000 upon exercise of stock options.
(8) Includes 18,750 shares issuable to Ms. Thomas within 60 days of January 31, 2000 upon exercise of stock options. Ms. Thomas resigned as Vice President, Clinical Affairs as of February 1, 2000.

(9) Includes a total of 662,083 shares which the executive officers and directors together have a right to acquire pursuant to outstanding options or warrants exercisable within 60 days after January 31, 2000. To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock of the Company.

                                   DIRECTORS

Election of Directors

  The Company has a classified Board of Directors currently consisting of two Class I directors (Jeffrey M. Arnold and Maren D. Anderson), two Class II directors (Richard J. Cohen and Harris A. Berman) and two Class III directors (Jeffrey J. Langan and Daniel M. Mulvena). One class of directors is elected each year to serve for a three-year term. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are elected and qualified.

  The persons named in the enclosed proxy card will vote to elect, as Class I directors, Jeffrey M. Arnold and Maren D. Anderson, unless the proxy is marked otherwise. The proxy may not be voted for more than two directors. Mr. Arnold and Ms. Anderson are presently directors of the Company. Each Class I director will be elected to hold office until the year 2003 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that either of the nominees will be unable or unwilling to serve as a director.

  Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

JEFFREY M. ARNOLD
                                                          A Director since 1993
                                                                        Age: 50

  Mr. Arnold has served as President and Chief Executive Officer of the Company since September 1993. Mr. Arnold was appointed Chairman of the Board of Directors in August 1997. Mr. Arnold was formerly the President and Chief Executive Officer and a director of Molecular Simulations Inc., a supplier of software for rational drug design. Formerly the Vice President of Operations for Datascope Corporation's Instrumentation Products division, Mr. Arnold held senior marketing and research and development positions for Becton Dickinson and Co. Mr. Arnold holds a B.S. in Electrical Engineering from MIT.

MAREN D. ANDERSON
                                                          A Director since 2000
                                                                        Age: 46

  Ms. Anderson was a Founding Partner, Vice President and a Director of Covance Health Economics and Outcomes Services, Inc., from 1988 to March 1999. Covance is a consulting firm specializing in strategic reimbursement planning and market research for new medical technologies. She left the firm in 1999 to pursue other business interests. From 1981 to 1988 she was a Consultant with Lewin and Associates, Inc. specializing in market research and strategic planning for the development and launch of biotechnology, medical device and pharmaceutical products. Ms. Anderson has six years of government service experience, from 1974 to 1981, including three years at the Health Care Financing Administration. Ms. Anderson holds a BA from the University of Michigan and a Masters in Public Policy from the University of California.

Current Directors

  Set forth below (with the exception of Jeffrey M. Arnold and Maren D. Anderson, the information with respect to whom is set forth above) are the name and age of each current director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

HARRIS A. BERMAN, M.D.
                                                          A Director since 1998
                                                                        Age: 61

  Dr. Berman has been Chief Executive Officer of Tufts Health Plan, a managed healthcare organization of over 1,000,000 members, since 1986. He is also the immediate past chairman of the Massachusetts Association of HMO's, co-chairman of Affiliated Health Information Networks of New England, a director of the American Association of Health Plans, and of the BankBoston Celebrity Series. Dr. Berman is also a fellow of the American College of Physicians and a Clinical Professor of Medicine and of Community Health at Tufts University School of Medicine.

RICHARD J. COHEN, M.D., PH.D.
                                                          A Director since 1993
                                                                        Age: 49

  Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen has been, since 1979, Professor of Health Sciences and Technology at the Harvard-MIT Division of Health Sciences and Technology and is on the staff at the Brigham and Women's Hospital and Children's Hospital, both in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering, and he is currently the Director of the NASA Center for Quantitative Cardiovascular Physiology, Modeling and Data Analysis located at MIT. He serves on the editorial board of the Journal of Cardiovascular Electrophysiology and The Annal of Noninvasive Electrocardiology.

JEFFREY J. LANGAN
                                                          A Director since 1999
                                                                        Age: 54

  Mr. Langan served as President and CEO of Idexx Laboratories, Inc. from November 1997 to July 1999 and as President and CEO of Thermedics Detection, Inc. from April 1996 to November 1997. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from 1973 to 1996. Mr. Langan currently works as an independent consultant. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

DANIEL M. MULVENA
                                                          A Director since 1999
                                                                        Age: 51

  Mr. Mulvena is the founding partner of Commodore Associates, a consulting firm for medical device and services companies, of which he has served as a partner since May 1995. He served as Group Vice-President, Cardiology, Boston Scientific Corporation from February 1992 to May 1995. From 1989 to 1991, Mr. Mulvena served as Chairman and CEO of Lithox Systems, Inc. Prior to joining Lithox Systems, Mr. Mulvena was President of C.R. Bard's Cardiosurgery Division. Mr. Mulvena holds a B.A. from Vanderbilt University. Mr. Mulvena is also a director of Echo-Cath, Inc., Magna-Lab, Inc., Zoll Medical Corp. and Thoratec Laboratories Corp.

Board and Committee Meetings

  The Board of Directors met five times during the year ended December 31, 1999 ("Fiscal 1999"), and acted by written consent on six occasions. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

  The Board of Directors has a standing Audit Committee, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met once during Fiscal 1999. The members of the Audit Committee are currently Mr. Langan, Mr. Mulvena and Dr. Berman.

  The Board of Directors also has a standing Compensation Committee, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's Amended and Restated Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan and the 1996 Director Option Plan. The Compensation Committee met two times during Fiscal 1999. The members of the Compensation Committee are Dr. Berman and Mr. Mulvena. See "Report of the Compensation Committee on Executive Compensation."

  The Board of Directors has no standing nominating committee.

Compensation of Directors

  The Company's non-employee directors, other than those representing major stockholders of the Company, receive a fee of $2,500 per meeting of the Board of Directors. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 1996 Director Stock Option Plan (the "Director Plan"). See-- "Director Option Plan." In December 1999, Mr. Langan and Mr. Mulvena were each granted options under the Director Plan to purchase 10,000 shares of Common Stock at $2.56 per share, the fair market value per share on the date of grant. These options will vest in equal annual installments over three years after the date of grant. At the same time, Mr. Langan and Mr. Mulvena were each granted options under the 1996 Equity Incentive Plan to purchase 15,000 shares of Common Stock at $2.56 per share, the fair market value per share on the date of grant. These options will vest in equal annual installments over three years after the date of grant. In February 2000, Ms. Anderson was granted options under the Director Plan to purchase 10,000 shares of Common Stock at $3.625 per share, the fair market value per share on the date of grant. These options will vest in equal annual installments over three years after the date of grant. At the same time, Ms. Anderson was granted options under the 1996 Equity Incentive Plan to purchase 15,000 shares of Common Stock at $3.625 per share, the fair market value per share on the date of grant. These options will vest in equal annual installments over three years after the date of grant.

Director Option Plan

  The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

                              EXECUTIVE OFFICERS

Compensation of Executive Officers

 Summary Compensation

  The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the two other most highly compensated executive officers who were serving as executive officers on December 31, 1999 (the "Named Executive Officers").

                          Summary Compensation Table

                                        Annual                Long-Term
                                    Compensation(1)    Compensation Awards(2)
                                 --------------------- -------------------------
                                                       Securities
                                                       Underlying    All Other
  Name and Principal Position    Year  Salary   Bonus   Options     Compensation
  ---------------------------    ---- -------- ------- ----------   ------------
Jeffrey M. Arnold............... 1999 $211,667 $64,500  165,000         --
 President and Chief             1998  225,000  67,500   25,000         --
 Executive Officer               1997  191,458  30,000      --          --

Eric Dufford.................... 1999 $159,706 $15,000   40,000         --
 Vice President, Marketing       1998  164,013  20,000   90,000(3)      --
 and Sales and Secretary         1997   59,712  10,000   75,000         --

Robert B. Palardy...............
 Vice President, Finance and     1999 $136,648 $15,000   25,000         --
 Administration and Chief        1998  134,167  15,000   75,000(4)      --
 Financial Officer               1997   18,250   4,167   75,000         --

Andra Thomas....................
 Vice President, Clinical        1999 $130,000 $12,500   20,000         --
 Affairs                         1998   59,084   7,500   75,000         --

--------
(1) Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Commission.
(2) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights ("SARs") have been granted to or are held by any of the Named Executive Officers.
(3) These options were originally granted on August 8, 1997 and April 28, 1998 and were repriced on October 16, 1998.
(4) These options were originally granted on November 11, 1997 and were repriced on October 16, 1998.

  Option Grant Table. The following table sets forth certain information regarding options granted during Fiscal 1999 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 1999.

                       Option Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                               Annual Rates of
                         Number of                                               Stock Price
                         Securities Percent of Total                          Appreciation for
                         Underlying Options Granted  Exercise or               Option Term(2)
                          Options   to Employees in  Base Price  Expiration ---------------------
   Name                  Granted(1)   Fiscal Year     Per Share     Date        5%        10%
   ----                  ---------- ---------------- ----------- ---------- ---------- ----------
Jeffrey M. Arnold....... 100,000(3)       20%          $2.935     10/05/09  $  184,600   $467,800
                          65,000(3)       13%          $2.563     12/21/09    $104,780   $265,525
Eric Dufford............  20,000(3)        4%          $2.810     10/21/09  $   35,340   $ 89,580
                          20,000(3)        4%          $2.563     12/21/09    $ 32,240 $   81,700
Robert B. Palardy.......  15,000(3)        3%          $2.810     10/21/09  $   26,505 $   67,185
                          10,000(3)        2%          $2.563     12/21/09    $ 16,120   $ 40,850
Andra Thomas............  10,000(3)        2%          $2.810     10/21/09  $   17,670 $   44,790
                          10,000(3)        2%          $2.563     12/21/09    $ 16,120   $ 40,850

--------
(1) The securities underlying the options are shares of Common Stock.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.
(3) All of these options were granted at the fair market value of the Company's Common Stock on the date of grant. The options vest at a rate of 20% per year.

  Year End Option Table. The following table sets forth certain information regarding stock options exercised during Fiscal 1999 and held as of December 31, 1999 by the Named Executive Officers. The Company granted no SARs during Fiscal 1999.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                           Number of Shares               Value of Unexercised
                                                        Underlying Unexercised       In-the-Money Options at Fiscal
                           Shares                     Options at Fiscal Year-End             Year-End($)(2)
                         Acquired on     Value      ------------------------------- --------------------------------
   Name                   Exercise   Realized($)(1) Exercisable(#)/Unexercisable(#) Exercisable/($)/Unexercisable($)
   ----                  ----------- -------------- ------------------------------- --------------------------------
Jeffrey M. Arnold.......     --           --                583,200/223,300                1,637,954/100,849
Eric Dufford............     --           --                 22,500/107,500                       0/0
Robert B. Palardy.......     --           --                  18,750/81,250                       0/0
Andra Thomas............     --           --                  18,750/76,250                       0/0

--------
(1) Value based on last reported sale price of the Common Stock on the date of exercise.
(2) Value based on last reported sale price of the Common Stock at the fiscal year end ($3.4375 per share) less the exercise price.

  Option Repricing Table. The following table sets forth information with respect to all repricings of options by the Named Executive Officers since Cambridge Heart became a public company in August 1996.

                          Ten-Year Option Repricings

                                     Number of     Market Price                               Length of
                                     Securities    of Stock at                             Original Option
                                     Underlying      Time of    Exercise Price    New      Term Remaining
                                  Options Repriced  Repricing     at Time of   Exercise      at Date of
    Name                   Date         (#)            ($)      Repricing ($)  Price ($)      Repricing
    ----                 -------- ---------------- ------------ -------------- --------- -------------------
Eric Dufford............ 10/16/98      75,000          5.00         7.625        5.00     3 years, 10 months
                         10/16/98      15,000          5.00         9.375        5.00     4 years,  6 months
Robert B. Palardy....... 10/16/98      25,000          5.00         8.875        5.00    4 years,   1 month

Employment and Consulting Agreements and Other Arrangements

  The Company is a party to an employment agreement with Mr. Arnold dated September 1, 1993. The original term of the employment agreement expired on September 1, 1998. On October 21, 1999, the Company's Board of Directors renewed the employment agreement effective as of September 1, 1999 for a three year term ending on September 1, 2002. The employment agreement provides that Mr. Arnold is to receive a base annual salary of $215,000 and is eligible to receive an annual bonus of up to 50% of base salary based upon the achievement of mutually agreed-upon objectives determined annually by the Company's Board of Directors. The Company also granted Mr. Arnold an option to purchase 100,000 shares of Common Stock at an exercise price of $2.94 per share. In addition, Mr. Arnold is eligible to receive an annual stock option grant of up to 65,000 shares of Common Stock based upon the achievement of mutually agreed-upon objectives determined annually by the Company's Board of Directors. If his employment is terminated by the Company without cause, Mr. Arnold will be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the employment agreement) that does not result in termination of Mr. Arnold's employment, 50% of all Mr. Arnold's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Arnold's employment, all of Mr. Arnold's unvested options which are then outstanding will become immediately exercisable. Furthermore, Mr. Arnold is entitled to terminate his employment agreement within 90 days of a change in control of the Company and to receive severance compensation equal to nine months base salary. The employment agreement also contains a non-competition covenant pursuant to which Mr. Arnold is prohibited from competing with the Company during his employment with the Company and for a period of one year thereafter. Throughout the term of the employment agreement, the Company's Board of Directors has agreed to nominate Mr. Arnold, and the Company has agreed to use its best efforts to cause Mr. Arnold to be elected, to the Board of Directors of the Company.

  The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends one day a week at the Company working on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of Technology. This agreement, which commenced in February 1993 and has been extended to May 31, 2000, requires the Company to pay monthly consulting fees of either $12,500 or $10,000, as stipulated in the agreement. Total payments made during 1999, 1998, 1997, 1996, 1995, 1994 and 1993 were approximately, $121,000, $118,000, $113,000,
$106,000, $100,000, $142,000 and $116,000, respectively. In connection with this agreement, a warrant to purchase 109,634 shares of Common Stock for $2.00 per share was issued to Dr. Cohen. This warrant expired in September 1998. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

  The Company is also a party to a license agreement with Dr. Cohen, which commenced in February 1993 and pursuant to which Dr. Cohen granted to the Company an exclusive license to certain cardiac output monitoring technology developed by Dr. Cohen. This license agreement provides that the Company must achieve certain milestones, which include raising equity capital, spending a minimum of $200,000 in each two-year period during the term of the agreement and conducting clinical trials. If such milestones are not achieved, Dr. Cohen has the right to terminate the agreement. The license agreement also sets forth certain provisions relating to potential infringement of the patent rights that allow, but do not require, either party to take action against such infringement. The Company is required to pay Dr. Cohen a royalty based on 3% of net sales of products developed from such technology. If the Company chooses to sublicense this technology to an unrelated party, the royalty will be based on 20% of the gross revenue received from the unrelated party for products developed from such technology. Because the Company has chosen not to invest in this technology as required by the license agreement, the license agreement may be cancelled at the sole option of the licensor at any time. Royalties earned under this license agreement have not been material to date.

                            COMPENSATION COMMITTEE

  The Compensation Committee of the Company's Board of Directors consists of Harris A. Berman, M.D. and Daniel M. Mulvena.

Compensation Committee Interlocks and Insider Participation

  No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

Report of the Compensation Committee on Executive Compensation

  The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

  The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Compensation Committee has considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitations will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Compensation Committee has determined not to recommend to the Company's Board of Directors that the bonus arrangements for the Company's executive officers be submitted to the Company's stockholders for their approval. The Compensation Committee believes that option grants and stock awards made at fair market value under the Company's 1996 Equity Incentive Plan are exempt from the limitations of Section 162(m).

  The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's 1996 Equity Incentive Plan and/or Stock Purchase Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

  During Fiscal 1999, the Company renewed Jeffrey M. Arnold's multi-year employment agreement with the Company that provides for a bonus upon satisfaction of certain criteria. Pursuant to this agreement, for Fiscal

1999 Mr. Arnold was awarded a cash bonus of $64,500 and a bonus stock option grant for the purchase of 65,000 shares of Common Stock. The Compensation Committee believes that the base salary level provided for in Mr. Arnold's employment agreement and the bonus criteria established an appropriate salary level for Mr. Arnold in light of the factors described above. Moreover, Mr. Arnold's employment agreement includes provisions prohibiting Mr. Arnold from engaging in a business competitive with the Company during the term of the agreement and for one year after the termination of his employment. Mr. Arnold's employment agreement expires on September 1, 2002.

  The Compensation Committee generally structures cash bonuses not associated with the above employment agreements by linking them to the achievement of specified Company and/or business unit performance objectives. Pursuant to such bonus policy, for Fiscal 1999 each of Mr. Palardy, Mr. Dufford and Ms. Thomas were awarded a bonus of $15,000, $15,000 and $12,500, respectively.

  Stock option grants in Fiscal 1999 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In fiscal 1999, Mr. Dufford, Mr. Palardy and Ms. Thomas received options to purchase 40,000, 25,000 and 20,000 shares of Common Stock, respectively. These option grants to the above Named Executive Officers were based on the above described criteria. The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

                                          Compensation Committee

                                          Harris A. Berman, M.D.
                                          Daniel M. Mulvena

Section 16(a) Beneficial Ownership Reporting Compliance


  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 1999 the Reporting Persons complied with all Section 16(a) filing requirements, other than a filing by Mr. Langan disclosing the grant of a stock option and a filing by Mr. Mulvena disclosing the grant of a stock option.

                            STOCK PERFORMANCE CHART

  The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning August 2, 1996 (the date of the consummation of the Company's initial public offering) and ending December 31, 1999 with the total return on the Nasdaq Stock Market (U.S.) Index and the Dow Jones Advanced Medical Devices Index. The comparison assumes $100 was invested on August 2, 1996 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                    [GRAPH]

                                8/2/96  12/31/96  12/31/97  12/31/98  12/31/99
                                ------  --------  --------  --------  --------

Cambridge Heart, Inc.          $100.00    $127      $103      $ 63      $ 39

Dow Jones Advanced
Medical Devices Index          $100.00    $121      $180      $262      $256

Nasdaq Stock Market (U.S.)
Index                          $100.00    $114      $140      $198      $357


    (Cumulative total return numbers provided by Research Data Group, Inc.)

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, on the recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000, subject to ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has been the Company's independent accountants since the Company's inception in 1990. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this appointment.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Deadline for Submission of Stockholder Proposals for the 2001 Annual Meeting

  Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than December 26, 2000 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

  If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Eric Dufford, Secretary

April 24, 2000

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

        PROXY                                                     PROXY

                             CAMBRIDGE HEART, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- MAY 31, 1999

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Jeffrey M. Arnold and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m. (local time), on Wednesday, May 31, 2000 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                        (To Be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible.

Annual Meeting of Stockholders
CAMBRIDGE HEART, INC.

May 31, 2000

Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example.


                          FOR
1.   Election of   (all nominees except
     directors       as marked below)     WITHHELD     Nominees:
                          [_]                [_]          Jeffrey M. Arnold
                                                          Maren D. Anderson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the line provided below.)

-----------------------------------------------------------

2.   Ratification of the selection of            FOR   AGAINST   ABSTAIN
     PricewaterhouseCoopers LLP as the           [_]     [_]       [_]
     Company's independent accountants.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                      DATE:
            -------------------------------------      ------------------------

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign.